UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 3, 2010

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:  As disclosed below, Seagate Technology public limited company, an Irish public limited company (the “Registrant” or “Seagate-Ireland”) became the successor to Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman”), effective as of July 3, 2010. This Current Report on Form 8-K is being filed for the purpose of establishing the Registrant as the successor issuer pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely disclose events required to be disclosed on Form 8-K with respect to the Registrant as of July 3, 2010. Pursuant to Rule 12g-3(a) under the Exchange Act, the ordinary shares (as described in Item 8.01 below) of the Registrant, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On July 3, 2010, Seagate-Ireland entered into a Supplemental Indenture (the “Supplemental Indenture”) with Seagate HDD Cayman (“HDD”), Seagate-Cayman and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Supplemental Indenture supplemented the Indenture dated May 13, 2010 (the “Indenture”) among Seagate-Cayman, HDD and the Trustee whereby HDD issued and Seagate-Cayman fully and unconditionally guaranteed 6.875% Senior Notes due 2020 (the “Notes”).

Pursuant to the Supplemental Indenture, Seagate-Ireland succeeded to, was substituted for, and assumed all of the obligations of, Seagate-Cayman as guarantor under the Indenture and the Notes and Seagate-Cayman was released from all obligations and covenants thereunder, as contemplated under Section 10.05(b) of the Indenture.

The description of the Supplemental Indenture contained herein is qualified in its entirety by reference to the Supplemental Indenture, which is filed herewith Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Assumption of Employee Stock Plans and Awards

On July 2, 2010, the Registrant, entered into a Deed Poll of Assumption relating to employee equity compensation plans of Seagate-Cayman (the “Deed Poll”), pursuant to which the Registrant assumed, certain equity incentive related plans, sub-plans and agreements, including, the Seagate Technology 2001 Share Option Plan, the Amended Seagate Technology 2004 Stock Compensation Plan, the Seagate Technology Employee Stock Purchase Plan, the Maxtor Corporation 2005 Performance Incentive Plan, the Maxtor Corporation Amended and Restated 1996 Stock Option Plan, and the Quantum Corporation Supplemental Stock Option Plan (collectively, the “Equity Compensation Plans”), which provide for the grant or award of stock options, restricted stock units, restricted stock, performance shares units and other similar forms of equity awards (collectively, the “Awards”).  The Deed Poll provides that the Registrant will undertake and discharge all of the rights and obligations previously discharged by Seagate-Cayman under the Equity Compensation Plans and the Awards, and exercise all of the powers previously exercised by Seagate-Cayman under the Equity Compensation Plans. All outstanding Seagate-Cayman equity awards issued before July 3, 2010 and all Awards remain subject to the same terms and conditions as in effect immediately prior to their assumption by the Registrant, except that upon the vesting or exercise of those awards, ordinary shares of the Registrant shall be issuable in lieu of Seagate-Cayman common shares. Similarly, ordinary shares of the Registrant, rather than common shares of Seagate-Cayman, shall be issued, held available or used as appropriate to give effect to purchases made under the Employee Stock Purchase Plan A copy of the Deed Poll is filed herewith as Exhibit 10.2 and incorporated into this Item 1.01 by reference, and the foregoing summary of the Deed Poll is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading Supplemental Indenture in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As of July 3, 2010, in connection with and effective upon completion of the Transaction (as defined in Item 8.01 below), the rights of shareholders of Seagate-Ireland will be governed by its amended and restated memorandum and articles of association and the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”). The summary of the material terms of the amended and restated memorandum and articles of association and the comparison of the rights of shareholders under those documents and Irish Companies Acts described under the headings “Description of Seagate Technology plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in Seagate-Cayman’s Proxy Statement on Schedule 14A filed with the SEC on March 5, 2010 are incorporated into this Item 3.03 by reference. A copy of the amended and restated memorandum and articles of association is filed herewith as Exhibit 3.1 and is incorporated into this Item 3.03 by reference, and the foregoing information is qualified in its entirety by reference to Exhibit 3.1.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

As of July 3, 2010, in connection with the completion of the Transaction, the directors and executive officers of Seagate-Cayman immediately prior to the completion of the Transaction became the directors and executive officers of the Registrant. The Registrant’s directors will be subject to reelection at the 2010 annual general meeting of the Registrant. In addition, as of July 3, 2010, following completion of the Transaction, the Registrant replicated the committees that previously were in place for Seagate-Cayman which include a Compensation Committee, a Nominating and Governance Committee and an Audit Committee and a Strategic and Financial Transactions Committee.

Employee Stock Plans and Awards

In connection with the Transaction, effective as of July 3, 2010, the Registrant assumed the Equity Compensation Plans and all outstanding Awards granted under such Equity Compensation Plans. Certain of the Equity Compensation Plans, the Seagate Technology 2001 Share Option Plan, the Amended Seagate Technology 2004 Stock Compensation Plan, and the Seagate Technology Employee Stock Purchase Plan, were amended by Seagate-Cayman prior to the Transaction as necessary, appropriate or practical to (i) give effect to the Transaction; (ii) transfer the responsibility for maintaining and sponsoring such Equity Compensation Plans to Seagate-Ireland and to have Seagate-Ireland assume or adopt such Equity Compensation Plans (provided that certain subsidiaries may continue to sponsor certain plans); (iii) provide that any references in the Equity Compensation Plans to the common shares of Seagate-Cayman, including the issuance, acquisition or purchase thereof, shall be deemed to reference ordinary shares of Seagate-Ireland on a one-for-one basis and in consideration of the requirements of the Irish Companies (Amendment) Act of 1983; and (iv) transfer, adjust or assume all outstanding Awards granted under the Plans to outstanding rights over ordinary shares of Seagate-Ireland which are exercisable, issuable, held available, vest and otherwise have the same terms and conditions as under the applicable Equity Compensation Plan and Award agreement, except the ordinary shares of Seagate-Ireland shall be issuable or available on a one-for-one basis (or benefits determined in respect of) instead of common shares of Seagate-Cayman. A copy of each of the Amended Seagate Technology 2004 Stock Compensation Plan, the Seagate Technology 2001 Share Option Plan and the Seagate Technology Employee Stock Purchase Plan Compensation Plan, each as so amended, is filed herewith as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated into this Item 5.02 by reference, and the foregoing summary of the amended Equity Compensation Plans is qualified in its entirety by reference to Exhibits 10.3, 10.4 and 10.5.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of July 3, 2010, in connection with and effective upon completion of the Transaction, the rights of shareholders of the Registrant will be governed by its memorandum and articles of association. The summary of the material terms of the memorandum and articles of association and the comparison of the rights of shareholders under those documents described under the headings “Description of Seagate-Ireland Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in Seagate-Cayman’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2010 is incorporated by reference herein. The complete text of the memorandum and articles of association of the Registrant is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03. The summary of the memorandum and articles of association of the Registrant is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01.	Other Events.

COMPLETION OF THE TRANSACTION

On May 14, 2010, Seagate-Cayman received approval from the Grand Court of the Cayman Islands of a scheme of arrangement under Cayman Islands law (the “Scheme of Arrangement”) and a separate, but interconnected and interdependent, scheme of arrangement (the “Merger Scheme” and together with the Scheme of Arrangement, the “Schemes of Arrangement”) that, effective as of the Transaction Time (as defined below) effected a transaction (the “Transaction”) that resulted in the common shareholders of Seagate-Cayman becoming ordinary shareholders of Seagate-Ireland and Seagate-Cayman becoming a wholly owned subsidiary of Seagate-Ireland.  The court order sanctioning the Schemes of Arrangement was filed with the Cayman Islands Registrar of Companies on May 18, 2010 and the Schemes of Arrangement became effective on July 3, 2010.

At 1:30 p.m., Pacific Time, on July 3, 2010 (the “Transaction Time”), the following steps occurred effectively simultaneously:

•                  all issued and outstanding Seagate-Cayman common shares were cancelled and ceased to exist;

•                  Seagate-Ireland issued ordinary shares on a one-for-one basis to the holders of Seagate-Cayman common shares for each Seagate-Cayman common share that was cancelled;

•                  in consideration for the issuance by Seagate-Ireland of its ordinary shares to the Seagate-Cayman common shareholders as set forth in the second bullet above, Seagate-Cayman allotted and issued a number of fully-paid Seagate-Cayman common shares to Seagate-Ireland equal to the number of Seagate-Ireland’s ordinary shares issued to the holders of Seagate-Cayman common shares that were cancelled as set forth in the first bullet above; and

•                  pursuant to the Merger Scheme, Seagate-Cayman merged with merger sub, Seagate-Cayman survived the merger, merger sub was dissolved and ceased to exist and Seagate-Cayman became a direct, wholly-owned subsidiary of Seagate-Ireland, the resulting publicly traded parent of the Seagate group of companies.

Prior to the Transaction, Seagate-Cayman common shares were listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “STX” and registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the Transaction, Seagate-Cayman requested that NASDAQ file with the SEC an application on Form 25 to delist the Seagate-Cayman common shares from NASDAQ and from registration under Section 12(b) of the Exchange Act, which was filed on July 2, 2010. Seagate-Cayman expects to file a Form 15 with the SEC to terminate the registration of the Seagate-Cayman common shares under Section 12(g) of the Exchange Act and to suspend its duty under Section 15(d) of the Exchange Act to file reports required by the Exchange Act with respect to the Seagate-Cayman common shares.

The Registrant’s ordinary shares are deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) under the Exchange Act. The issuance of ordinary shares by Seagate-Ireland in the Transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(10) of the Securities Act. The Registrant’s ordinary shares began trading on NASDAQ under the symbol “STX,” the same symbol under which the Seagate-Cayman common shares previously traded, on July 6, 2010. The CUSIP number for the Registrant’s ordinary shares is G7945M 107.

Under Irish law, Seagate-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders, or to redeem or buy back shares. Immediately following implementation of the Transaction, the unconsolidated balance sheet of Seagate-Ireland did not contain any distributable reserves. We are seeking to create distributable reserves, which requires the approval of the Irish High Court. Such approval is expected to be obtained within three to four weeks of the Transaction Time.

Set forth below is a description of the share capital of the Registrant and a discussion of certain Irish tax considerations. For purposes of the following, references to “we,” “our,” “Seagate-Ireland” or the “Company” refer to Seagate Technology plc.

DESCRIPTION OF SEAGATE TECHNOLOGY PLC SHARES

The following description of the Registrant’s share capital is a summary. This summary is not complete and is qualified in its entirety by reference to the Registrant’s memorandum and articles of association, a copy of which is filed herewith as Exhibit 3.1 and incorporated into this Item 8.01 by reference. We encourage you to read the memorandum and articles of association carefully.

Capital Structure

Authorized Share Capital.    The authorized share capital of Seagate-Ireland is €40,000 divided into 40,000 ordinary shares (which have become deferred shares upon consummation of the Transaction) with a nominal value of €1 per share and US$13,500 divided into 1,250,000,000 ordinary shares with a nominal value of US$0.00001 per share and 100,000,000 preferred shares with a nominal value of US$0.00001 per share.

Seagate-Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced by way of an ordinary resolution of Seagate-Ireland’s shareholders. The shares comprising the authorized share capital of Seagate-Ireland may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires the approval of over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of Seagate-Ireland authorize the board of directors of Seagate-Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association.

The rights and restrictions to which the ordinary shares are subject are prescribed in Seagate-Ireland’s articles of association. Seagate-Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Seagate-Ireland. The Seagate-Ireland board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, Seagate-Ireland’s articles of association do not provide for the issuance of fractional shares of Seagate-Ireland, and the official Irish register of Seagate-Ireland does not reflect any fractional shares.

Issued Share Capital.    Immediately prior to the Transaction, the issued share capital of Seagate-Ireland was €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital was reclassified as deferred shares and has ceased to carry any right to a dividend or to receive notice of or attend, vote or speak at any shareholder meeting and shall only confer the right of a return of capital on a winding-up or otherwise, to repayment of the nominal value paid on such shares and only after repayment of the ordinary shares in full.  Further, they may be acquired by Seagate-Ireland for no consideration. Seagate-Ireland has simultaneously issued a number of ordinary shares with a nominal value of US$0.00001 per share each that is equal to the number of Seagate-Cayman common shares that have been cancelled as part of the Transaction. All shares issued upon completion of the Transaction will be issued as fully-paid up and non-assessable.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Seagate-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Seagate-Ireland’s articles of association provide that this opt-out must be so renewed. A special resolution requires the approval of not less than 75% of the votes of Seagate-Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Seagate-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of Seagate-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Seagate-Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The Seagate-Ireland board may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the Transaction, Seagate-Ireland assumed, on a one-for-one basis, Seagate-Cayman’s existing obligations to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof.

The Irish Companies Acts prohibit an Irish company from allotting shares for “nil” or no consideration. Accordingly, the nominal value of the shares underlying any restricted share award, restricted share unit, performance shares awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts. This nominal value payment will include rights to ordinary shares issued by Seagate-Ireland to employees under the assumed equity incentive plans.

Seagate-Ireland is subject to the rules of the NASDAQ and the Internal Revenue Code of 1986, as amended that require shareholder approval of certain equity plan and share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means the accumulated realized profits of Seagate-Ireland less accumulated realized losses of Seagate-Ireland and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Seagate-Ireland are equal to, or in excess of, the aggregate of Seagate-Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Seagate-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Seagate-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Seagate-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Seagate-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Seagate-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Seagate-Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Seagate-Ireland does not currently have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. We received the approval of Seagate-Cayman’s shareholders at the April 14, 2010 shareholder meetings to approve a reduction of the share premium account (similar to additional paid-up capital) of Seagate-Ireland to establish distributable reserves of Seagate-Ireland. Before the Transaction, the previous shareholders of Seagate-Ireland (Seagate-Cayman and its nominees) passed a resolution to approve the reduction of the share premium account of Seagate-Ireland. We are currently in the process of seeking the approval of the Irish High Court, which is required for the reduction of the share premium account to be effective and for the distributable reserves to be created.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Seagate-Ireland. Seagate-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Seagate-Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency.

The directors of Seagate-Ireland may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Seagate-Ireland in relation to the shares of Seagate-Ireland.

The directors of Seagate-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by Seagate-Ireland. The holders of such preferred shares may, depending on their terms, rank senior to the Seagate-Ireland ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Seagate-Ireland’s articles of association provide that any ordinary share which Seagate-Ireland has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Seagate-Ireland will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Seagate-Ireland.” If the articles of association of Seagate-Ireland did not contain such provision, repurchases by Seagate-Ireland would be subject to many of the same rules that apply to purchases of Seagate-Ireland shares by subsidiaries described below under “—Purchases by Subsidiaries of Seagate-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of Seagate-Ireland, we are referring to the redemption of ordinary shares by Seagate-Ireland pursuant to such provision of the articles of association or the purchase of ordinary shares of Seagate-Ireland by a subsidiary of Seagate-Ireland, in each case in accordance with the Seagate-Ireland articles of association and Irish company law as described below.

Repurchases and Redemptions by Seagate-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Although Seagate-Ireland does not currently have any distributable reserves, we are taking steps to create such distributable reserves. Please see above under “—Dividends” for additional information on distributable reserves and the steps we have taken to date. The issue of redeemable shares may only be made by Seagate-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Seagate-Ireland. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Seagate-Ireland shares.

Seagate-Ireland has also been given an additional general authority to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Seagate-Ireland’s subsidiaries as described below.

The board of directors of Seagate-Ireland is also be entitled to issue preferred shares which may be redeemed at the option of either Seagate-Ireland or the shareholder, depending on the terms of such preferred shares. Please see above under “—Capital Structure—Authorized Share Capital” for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Seagate-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of Seagate-Ireland. Seagate-Ireland cannot exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Seagate-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of Seagate-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Seagate-Ireland either on-market or off-market. A general authority of the shareholders of Seagate-Ireland (by way of ordinary resolution) is required to allow a subsidiary of Seagate-Ireland to make on-market purchases of Seagate-Ireland shares. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Seagate-Ireland shares is required. Prior to the Transaction Time, Seagate-Cayman together with the nominee shareholders of Seagate-Ireland authorized the purchase of Seagate-Ireland shares by subsidiaries of Seagate-Ireland, such that Seagate-Ireland’s subsidiaries are authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the Seagate-Cayman share repurchase program that was in effect immediately prior to the Transaction Time and such other shares as the board of directors of Seagate-Ireland may authorize and approve for repurchase.  We expect that Seagate-Ireland will seek to renew this general authority, which will expire no later than 18 months after the date on which it was granted, at the first annual general meeting of Seagate-Ireland in 2010 and at subsequent annual general meetings.

In order for a subsidiary of Seagate-Ireland to make an on-market purchase of Seagate-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the shares of Seagate-Ireland are listed following the Transaction, is now specified as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Seagate-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of Seagate-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Seagate-Ireland.

The number of shares held by the subsidiaries of Seagate-Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Seagate-Ireland. While a subsidiary holds shares of Seagate-Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Seagate-Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Seagate-Cayman previously authorized an Anti-Dilution Share Repurchase Program. The share repurchase program authorizes Seagate-Cayman to repurchase shares of common shares to offset increases in diluted shares, such as those caused by employee stock plans and convertible debt, used in the determination of diluted net income per share. The timing and number of shares to be repurchased are dependent on general business and market conditions, cash flows generated by future operations, the price of our shares, cash requirements for other investing and financing activities, and maintaining compliance with our debt covenants.

Prior to the consummation of the Transaction, (i) the board of directors of Seagate-Ireland authorized the repurchase of Seagate-Ireland shares by Seagate-Ireland and its subsidiaries and (ii) Seagate-Cayman and the nominee shareholders of Seagate-Ireland authorized the purchase of Seagate-Ireland shares by subsidiaries of Seagate-Ireland, such that Seagate-Ireland and its subsidiaries are authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the Seagate-Cayman Anti-Dilution Share Repurchase Program that was in effect immediately prior to the Transaction Time as described above, and such other shares as the board of directors of Seagate-Ireland may authorize and approve for repurchase.

As noted above, because repurchases of Seagate-Ireland shares by Seagate-Ireland can technically be effected as a redemption of those shares pursuant to the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Seagate-Ireland’s articles of association, upon the recommendation of the directors, the shareholders may by ordinary resolution authorize the directors to capitalize any amount for the time being standing to the credit of any of Seagate-Ireland’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully-paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution. An “ordinary resolution” of Seagate-Ireland requires approval by more than 50% of the votes cast at a meeting of shareholders by shareholders entitled to vote at the meeting.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Seagate-Ireland’s articles of association provide that Seagate-Ireland has a first and paramount lien on every share (not being a fully paid up share) for all moneys payable at a fixed time or called in respect of that share. Subject to the terms of their allotment the directors can also make calls upon the shareholders in respect of any moneys unpaid on their shares and if such payment is not forthcoming the shares in question may be liable to be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as Seagate-Ireland and will only be applicable to shares of Seagate-Ireland that have not been fully paid.

Consolidation and Division; Subdivision

Under its articles of association, Seagate-Ireland may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Seagate-Ireland may, by ordinary resolution, reduce its authorized share capital in any way. Seagate-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

Annual Meetings of Shareholders

Seagate-Ireland will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Seagate-Ireland’s fiscal year-end. Seagate-Ireland plans to hold its first annual general meeting in 2010. Under Irish law, the first annual general meeting of Seagate-Ireland is permitted to be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. We currently do not intend to hold annual general meetings in Ireland.

Notice of an annual general meeting must be given to all shareholders of Seagate-Ireland and to the auditors of Seagate-Ireland. The articles of association of Seagate-Ireland provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve until the next annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the board.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Seagate-Ireland may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Seagate-Ireland carrying voting rights or (iii) on requisition of Seagate-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Seagate-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all shareholders of Seagate-Ireland and to the auditors of Seagate-Ireland. Under Irish law, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21 day and 14 day requirements described in this paragraph, Seagate-Ireland’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Seagate-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Seagate-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Seagate-Ireland are half or less of the amount of Seagate-Ireland’s called-up share capital, the directors of Seagate-Ireland must convene an extraordinary general meeting of Seagate-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of not less than a majority of the issued and outstanding shares of the company entitled to vote at such meeting constitutes a quorum for the conduct of business. No business may take place at a general meeting of Seagate-Ireland if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Seagate-Ireland. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Seagate-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Seagate-Ireland’s articles of association. The articles of association of Seagate-Ireland permit the appointment of proxies by the shareholders to be notified to Seagate-Ireland electronically in such manner as may be approved by the board.

Seagate-Ireland’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by (i) the chairman, (ii) at least 10 shareholders of record, as of the record date for the meeting, or (iii) any shareholder, or shareholders, holding not less than 10% of the total voting rights of Seagate-Ireland as of the record date for the meeting. Each Seagate-Ireland ordinary shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of Seagate-Ireland, the directors of Seagate-Ireland may from time to time cause Seagate-Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to be voted at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires the approval of not less than 75% of the votes of Seagate-Ireland’s shareholders cast at a general meeting where a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Seagate-Ireland’s shareholders cast at a general meeting.

Examples of matters requiring special resolutions include:

•                  amending the objects or memorandum of association of Seagate-Ireland;

•                  amending the articles of association of Seagate-Ireland;

•                  approving the change of name of Seagate-Ireland;

•                  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•                  opting out of pre-emption rights on the issuance of new shares;

•                  re-registration of Seagate-Ireland from a plc as a private company;

•                  variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•                  purchase of own shares off-market;

•                  the reduction of share capital;

•                  sanctioning a compromise/scheme of arrangement;

•                  resolving that Seagate-Ireland be wound up by the Irish courts;

•                  resolving in favor of a shareholders’ voluntary winding-up;

•                  re-designation of shares into different share classes; and

•                  setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Any variation of class or series rights attaching to the issued shares of Seagate-Ireland is addressed in the articles of association of Seagate-Ireland as well as the Irish Companies Acts and must be in accordance with the articles of association be approved by a special resolution of the class or series affected.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Seagate-Ireland and any act of the Irish Government which alters the memorandum of association of Seagate-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Seagate-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Seagate-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Seagate-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. The auditors of Seagate-Ireland will also have the right to inspect all books, records and vouchers of Seagate-Ireland. The auditors’ report must be circulated to the shareholders with Seagate-Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Seagate-Ireland’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish plc, including:

(a)   a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (i) 75% of the voting shareholders by value; and (ii) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)   through a tender offer by a third party for all of the shares of Seagate-Ireland. Where the holders of 80% or more of Seagate-Ireland’s shares have accepted an offer for their shares in Seagate-Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Seagate-Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c)   it is also possible for Seagate-Ireland to be acquired by way of a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If Seagate-Ireland is being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to Seagate-Ireland’s shareholders is not all in the form of cash, Seagate-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Seagate-Ireland’s articles of association provide that an ordinary resolution of the shareholders is required to approve a sale, lease or exchange of all or substantially all of Seagate-Ireland’s property and assets (other than a sale, lease or exchange to or with a subsidiary of Seagate-Ireland).

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish company limited by shares such as Seagate-Ireland and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the EU and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in five percent of the shares of an Irish plc. A shareholder of Seagate-Ireland must therefore make such a notification to Seagate-Ireland if as a result of a transaction the shareholder will be interested in five percent or more of the shares of Seagate-Ireland; or if as a result of a transaction a shareholder who was interested in more than five percent of the shares of Seagate-Ireland ceases to be so interested. Where a shareholder is interested in more than five percent of the shares of Seagate-Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Seagate-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Seagate-Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Seagate-Ireland within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Seagate-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Seagate-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom Seagate-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Seagate-Ireland’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Seagate-Ireland, to give such further information as may be required by Seagate-Ireland including particulars of such person’s own past or present interests in shares of Seagate-Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Seagate-Ireland on a person who is or was interested in shares of Seagate-Ireland and that person fails to give Seagate-Ireland any information required within the reasonable time specified, Seagate-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)   any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)   no voting rights shall be exercisable in respect of those shares;

(c)   no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)   no payment shall be made of any sums due from Seagate-Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in Seagate-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Seagate-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•                  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•                  the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•                  the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•                  false markets in the securities of the target company or any other company concerned by the offer must not be created;

•                  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•                  a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•                  a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Seagate-Ireland, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Seagate-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Seagate-Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Seagate-Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Seagate-Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Seagate-Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Seagate-Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Seagate-Ireland in the 12 month period prior to the commencement of the offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Seagate-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Seagate-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Seagate-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Seagate-Ireland is not permitted to take any action which might frustrate an offer for the shares of Seagate-Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)   the action is approved by Seagate-Ireland’s shareholders at a general meeting; or

(b)   with the consent of the Irish Takeover Panel where:

(i)  the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)  the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)  in accordance with a contract entered into prior to the announcement of the offer; or

(iv)  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above under “—Authorized Share Capital” (regarding issuance of preferred shares), “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Election of Directors,” “—Vacancies on Board of Directors,” “—Removal of Directors,” “—Amendment of Governing Documents” and “—Director Nominations; Proposals of Shareholders” below.

Corporate Governance

The articles of association of Seagate-Ireland allocate authority over the day-to-day management of Seagate-Ireland to the board of directors. The board of directors may then delegate the management of Seagate-Ireland to committees (consisting of members of the board or other persons) or executives, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Seagate-Ireland. Seagate-Ireland replicated the committees that were in place for Seagate-Cayman immediately prior to the consummation of the Transaction which include an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic and Financial Transaction Committee. Subject to certain changes in order to comply with Irish law, Seagate-Ireland also adopted Seagate-Cayman’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy and all other policies or guidelines in substantially the forms that had been approved by the board of directors of Seagate-Cayman and were in effect as of the Transaction Time.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Seagate-Ireland is Seagate Technology public limited company. Seagate-Ireland was incorporated in Ireland, as Hephaestus Public Limited Company on January 22, 2010 with company registration number 480010. Seagate-Ireland’s fiscal year ends on the Friday closest to June 30 and Seagate-Ireland’s registered address is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

Seagate-Ireland’s duration will be unlimited. Seagate-Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Seagate-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Seagate-Ireland has failed to file certain returns.

The rights of the shareholders to a return of Seagate-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Seagate-Ireland’s articles of association or the terms of any preferred shares issued by the directors of Seagate-Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Seagate-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Seagate-Ireland’s articles of association provide that the ordinary shareholders of Seagate-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Seagate-Ireland do not have the right to require Seagate-Ireland to issue certificates for their shares. Seagate-Ireland will only issue uncertificated ordinary shares.

Stock Exchange Listing

Seagate-Ireland ordinary shares are listed on the NASDAQ under the symbol “STX,” the same symbol under which Seagate-Cayman common shares were listed. We do not plan for Seagate-Ireland’s ordinary shares to be listed on the Irish Stock Exchange.

No Sinking Fund

The Seagate-Ireland ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All issued and outstanding ordinary shares are duly and validly issued and fully-paid.

Transfer and Registration of Shares

Seagate-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Seagate-Ireland. A shareholder of Seagate-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Seagate-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Seagate-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Seagate-Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Seagate-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Seagate-Ireland’s articles of association allow Seagate-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Seagate-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Seagate-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Seagate-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Seagate-Ireland’s articles of association delegate to Seagate-Ireland’s Secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Seagate-Ireland shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Seagate-Ireland for this purpose) or request that Seagate-Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Seagate-Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Seagate-Ireland’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Seagate-Ireland’s official Irish share register (subject to the matters described below).

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Transfer Agent and Registrar

Computershare Trust Company, Inc. serves as transfer agent and branch registrar for the ordinary shares in the United States. Arthur Cox serves as principal registrar for the ordinary shares in Ireland.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Seagate Technology public limited company
10.1

Supplemental Indenture, dated as of July 3, 2010, among Seagate HDD Cayman, as issuer, Seagate Technology, as original guarantor, Seagate Technology plc, as successor guarantor, and Wells Fargo Bank, National Association, as trustee, amending and supplementing the Indenture, dated as of May 13, 2010, among Seagate HDD Cayman, as issuer, Seagate Technology, as guarantor, and Wells Fargo Bank, National Association, as trustee.

10.2	Deed Poll of Assumption by Seagate Technology public limited company, dated July 2, 2010
10.3	Amended Seagate Technology public limited company 2004 Stock Compensation Plan
10.4	Seagate Technology public limited company 2001 Share Option Plan
10.5	Seagate Technology public limited company Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: July 6, 2010